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PNC BANK CORP. AND SUBSIDIARIES                                      EXHIBIT 11
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE


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                                                                                    Three months ended         Six months ended
                                                                                         June 30                    June 30
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In thousands, except per share data                                                  1996         1995         1996         1995
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
CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE
Net income                                                                       $248,050     $193,953     $486,370     $373,500
Less: Preferred dividends declared                                                    350        1,288          708        2,587
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Net income applicable to primary earnings per common share                       $247,700     $192,665     $485,662     $370,913
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Weighted average shares of common stock outstanding                               341,618      334,194      341,510      336,711
Weighted average common shares to be issued using average market price and assuming:
    Exercise of stock options                                                       1,404        3,264        1,439        2,897
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    Primary weighted average common shares outstanding                            343,022      337,458      342,949      339,608
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    PRIMARY EARNINGS PER COMMON SHARE                                                $.72         $.57        $1.42        $1.09
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CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
Net income                                                                       $248,050     $193,953     $486,370     $373,500
Add: Interest expense on convertible debentures (net of tax)                          865          988        1,723        1,978
Less: Dividends declared on non-convertible preferred stock                                        907                     1,813
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Net income applicable to fully diluted earnings per common share                 $248,915     $194,034     $488,093     $373,665
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Weighted average shares of common stock outstanding                               341,618      334,194      341,510      336,711
Weighted average common shares to be issued using average market price or period-end market price, whichever is higher and
    assuming:
    Conversion of preferred stock Series A & B                                        174          199          177          204
    Conversion of preferred stock Series C                                            566          614          570          632
    Conversion of preferred stock Series D                                            760          826          768          829
    Conversion of debentures                                                        2,821        3,181        2,842        3,184
    Exercise of stock options                                                       1,404        3,465        1,439        3,497
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    Fully diluted weighted average common shares outstanding                      347,343      342,479      347,306      345,057
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    FULLY DILUTED EARNINGS PER COMMON SHARE                                          $.72         $.56        $1.41        $1.08
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